Exhibit 99.11

News Release
CONTACT: U.S. / International Beth Sutton +1 (314) 342-4351 Australia Michelle Constantine +61 7 3333 5670

FOR IMMEDIATE RELEASE

April 13, 2016

AMID PROLONGED INDUSTRY DOWNTURN, PEABODY ENERGY TAKES MAJOR STEP TO STRENGTHEN LIQUIDITY AND REDUCE DEBT THROUGH CHAPTER 11 PROTECTION

•	Peabody Energy Corporation and majority of U.S. entities file for voluntary Chapter 11 protection

•	Operations expected to continue in ordinary course of business; Australian platform not part of filing

•	Action targeted toward significant debt reduction and improvement in fixed charges

•	Comprehensive approach intended to reposition company for long term success

•	Secured/unsecured lender group led by Citigroup to provide $800 million in debtor-in-possession financing

ST. LOUIS, April 13 – Taking a major step to strengthen liquidity and reduce debt amid an unprecedented industry downturn, Peabody Energy Corporation (NYSE: BTU) today voluntarily filed petitions under Chapter 11 for the majority of its U.S. entities in the United States Bankruptcy Court for the Eastern District of Missouri.1 Through this process, the company intends to reduce its overall debt level, lower fixed charges, improve operating cash flow and position the company for long-term success, while continuing to operate under the protection of the court process.

All of the company’s mines and offices are continuing to operate in the ordinary course of business and are expected to continue doing so for the duration of the process. No Australian entities are included in the filings, and Australian operations are continuing as usual.

“This was a difficult decision, but it is the right path forward for Peabody. We begin today to build a highly successful global leader for tomorrow,” said Peabody President and Chief Executive Officer Glenn Kellow. “Through today’s action, we will seek an in-court solution to Peabody’s substantial debt burden amid a historically challenged industry backdrop. This

[1]	Including the following international entity: Peabody Holdings (Gibraltar) LTD.

process enables us to strengthen liquidity and reduce debt, build upon the significant operational achievements we’ve made in recent years and lay the foundation for long-term stability and success in the future.”

In connection with the process, Peabody has obtained $800 million in debtor-in-possession financing facilities, which were arranged by Citigroup and include participation of a number of the company’s secured lenders and unsecured noteholders. The facilities include a $500 million term loan, a $200 million bonding accommodation facility and a cash collateralized $100 million letter of credit facility, and are subject to court approval as well as limitations as set out in the company’s filings. In addition to the company’s existing cash position, Peabody believes that it has sufficient liquidity to operate its business worldwide post-petition and to continue the flow of goods and services to its customers in the ordinary course post-petition.

Peabody also announced today that the planned sale of the company’s New Mexico and Colorado assets was terminated after the buyer was unable to complete the transaction.

The factors affecting the global coal industry in recent years have been unprecedented. Industry pressures in recent years include a dramatic drop in the price of metallurgical coal, weakness in the Chinese economy, overproduction of domestic shale gas and ongoing regulatory challenges.

Still, multiple third-party estimates project that both the U.S. and global coal demand will stabilize. U.S. gas prices are projected to rebound from recent lows. Globally, thermal coal is expected to continue to fuel hundreds of existing coal generating plants as well as scores more that are under construction. Coal currently fuels approximately 40 percent of global electricity and is expected to be an essential source of global electricity generation and steel making for many decades to come.

“A company like Peabody with safe, efficient operations will be well positioned to serve coal demand that will continue in the United States and around the world,” said Kellow. “We are a leading producer and reserve holder in our core regions of the Powder River Basin, Illinois Basin and Australia. Peabody has a new management team, outstanding workforce, unmatched asset base and strong underlying operational performance that represent a key driver in the company’s future success.”

In 2015, all of Peabody’s U.S. operations were cash-flow positive, the Australian platform earned more than the prior year despite lower prices for coal and the company’s administrative expenses and capital investments were at the lowest levels in nearly a decade.

Kellow noted that, throughout this process, the company will continue to be guided by its mission and values that include safety, customer focus, leadership, people, excellence, integrity and sustainability. The company also continues to take aggressive steps to improve the business with actions consistent with its core priorities in the operational, financial and portfolio areas.

This process does not change Peabody’s approach toward best practices in mining and its focus on sustainability to create high-quality land restoration for generations that follow. The company sees its land restoration as an essential part of the mining process, takes great pride in the work it does and has been consistently recognized for these programs. In addition, Peabody intends to continue to work with the applicable state governments and federal agencies to meet its reclamation obligations.

Peabody has filed pleadings, referred to as “first day” motions, with the U.S. Bankruptcy Court. These motions are expected to enable the company to continue, among other things, paying employee wages and providing healthcare and other benefits without interruption.

Also, as required under New York Stock Exchange regulations, trading in shares of the company stock on the NYSE is expected to be suspended immediately.

The company also has established a call center for questions: 866-967-1783 if calling from within the U.S. or 310-751-2683 if calling from outside the U.S. or Canada. If calling from Australia: 1300 386 742 and +61 3 9415 4613 if calling from outside of Australia.

Peabody is committed to communicating with stakeholders during this process. Additional information on the process can be found at PeabodyEnergy.com on the Chapter 11 Protection tab. Information about the claims process, as well as copies of the court petitions and first day motions (which contain information that has not previously been made public), will be available at www.kccllc.net/Peabody, which can also be linked through our website. In addition, we are posting on our website a declaration of our chief financial officer in support of our first day motions. This declaration includes, among other things, information about: our capital structure, including our current debt, employee and other obligations; our recent financial performance and the events leading to the filing; discussions with creditors and our current liquidity. Additional information regarding the voluntary filings, as well as an Australian intercompany credit facility, is described in our Current Report on Form 8-K filed with the Securities and Exchange Commission and is expected to be available the morning of April 13, 2016.

Related to these activities, Peabody has retained Jones Day as its legal advisor, Lazard Fréres & Co. LLC as its investment banker and financial advisor, and FTI Consulting Inc. as its restructuring advisor.

Peabody Energy is the world’s largest private-sector coal company and a Fortune 500 company. The company serves metallurgical and thermal coal customers in 25 countries on six continents. For further information, visit PeabodyEnergy.com.

-End-

Certain statements included on this release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,”

“estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements. These forward-looking statements are made as of the date the release was filed and are based on numerous assumptions that the company believes are reasonable, but these assumptions are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the company’s control. Factors that could affect the company’s results include, but are not limited to: supply and demand for the company’s coal products; sustained depressed levels or further declines in coal prices; competition in coal markets; price volatility, particularly in international seaborne products and in the company’s trading and brokerage businesses; the company’s ability to continue as a going concern, including the company’s ability to confirm a plan of reorganization that restructures our debt obligations to address the company’s liquidity issues and allow emergence from the Chapter 11 proceedings; the company’s ability to access adequate debtor-in-possession financing or use cash collateral; the court’s rulings in the Chapter 11 proceedings and the outcome of the Chapter 11 process in general; the effect of the Chapter 11 filings on the company’s relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 process on the company’s liquidity, results of operations, or business prospects; the company’s ability to execute its business and restructuring plan; increased administrative and legal costs related to the Chapter 11 process and other litigation and the inherent risks involved in a bankruptcy process; risks associated with third-party motions in the Chapter 11 proceedings, which may interfere with the company’s plan of reorganization and restructuring generally; our ability to successfully consummate the planned divestiture of our interest in the Prairie State Energy Campus; the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from the Chapter 11 process; the risk that the Chapter 11 filing will disrupt or impede our operations in Australia; our ability to appropriately secure our obligations for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to our operations, including our ability to utilize self-bonding and/or successfully access the commercial surety bond market; customer procurement practices and contract duration; the impact of alternative energy sources, including natural gas and renewables; global steel demand and the downstream impact on metallurgical coal prices; lower demand for our products by electric power generators; the impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and the company’s ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay arrangements for rail and port commitments for the delivery of coal; successful implementation of business strategies, including, without limitation, the actions we are implementing to improve our organization and respond to current market conditions; negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; our ability to obtain and renew permits necessary for our operations; litigation or other dispute resolution, including, but not limited to, claims not yet asserted; any additional liabilities or obligations that the company may have as a result of the bankruptcy of Patriot Coal Corporation, including, without limitation, as a result of litigation filed by third parties in relation to that bankruptcy; litigation, including claims not yet asserted; terrorist attacks or security threats, including, but not limited to, cybersecurity threats; impacts of pandemic illnesses; and other risks detailed in the company’s reports filed with the SEC. The company does not undertake an obligation to update its forward-looking statements except as required by law.